Exhibit 10.1

LEASE AGREEMENT

STONECLIFF OFFICE BUILDING

BASIC LEASE SUMMARY

The following Basic Lease Summary is incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Lease Summary shall mean the respective information set forth below and shall be construed to incorporate all of the terms provided under the particular Lease paragraph(s) pertaining to such information.

IDENTIFICATION DATE OF LEASE: 12/28/10			[ X ]New [ ] Renewal [ ] Expansion [ ] Other

1.	Building: StoneCliff	Building Address: 7801 Capital of Texas Highway, Austin, TX 78731

2.	Lessor: StoneCliff Office, L.P.	Lessor’s Address: 7200 N. Mopac, Ste. 400, Austin, TX 78731

3.	Suite Number(s): 260

4.	Rentable Area (RSF): 5,679	Total Building SF: 66,027	Pro Rata Share: 8.60%

5.	Lessee: Pain Therapeutics, Inc

(a)	Lessee is [ ] an individual(s), [ ] several individuals, [ ] a general partnership, [ ] a limited partnership, [ X ] a corporation, [ ] a joint venture, [ ] a limited liability company, [ ] a professional association, organized or chartered under the laws of the State of Delaware .

(b)	Lessee Address for Notice: 7801 Capital of Texas Highway, Ste. 260, Austin, TX 78731
With copy to: 2211 Bridgepointe Parkway, Ste. 500, San Mateo, CA 94404

6.	Initial Lease Term: Thirteen (13) full calendar months and Fifteen (15) days
	Lease Commencement Date:	February 14, 2011	Base Rent Commencement Date: May 1, 2011
	Lease Anniversary Date:	May 1	Pass-Thru Rent Commencement Date: January 1, 2012
	Lease Expiration Date:	March 31, 2012

7.	Base Rent:

Term	Monthly Rent	Term Rent	Annual Rent psf
02/14/2011 to 04/13/2011	$0.00	$0.00	$0.00
04/14/2011 to 04/30/2011	$6,436.20	$6,436.20	$24.00
05/01/2011 to 03/31/2012	$11,358.00	$124,938.00	$24.00

Late Charge: Greater of $100.00 or 5% of Rent, assessed 5 business days after due date. Additional 1% daily charge begins the day after initial late charge up to a maximum 15 days.

After hours HVAC current charge per hour per zone: $25.00. Two-hour minimum.

8.	Pass-Thru Rent:
		(a)	Yearly Estimated Building Operating Expenses	$0.00 per sq.ft./year
		(b)	Less Yearly Expense Stop	2011 Base Year per sq.ft./year
		(c)	Estimated Monthly Pass-Thru Rent (dollars)	$0.00 per month

9.	Parking:	Number of Reserved Covered Spaces 2		Rate per Space $30.00/mo.

Number of Unreserved Spaces: one space per 300 square feet of Lessee’s Rentable Area, which shall include both reserved and unreserved parking spaces.

10.	Security Deposit:	(a) Total Amount: $11,358.00	To be paid by: [ X]	Check	[ ] Letter of Credit

11.	Tenant Finish Out:	See Exhibit E

	As Is:	[ X ] Yes [ ] No	TFO Allowance:	[N/A] Yes	[N/A] No:$ 0.00
	Work completed by:	[N/A] Lessor [N/A] Lessee Turnkey by Lessor: [N/A] Yes			[N/A] No
	Plan Submission Date:	N/A

12.	Special Conditions:	[ X ] Yes [ ] No	See Exhibit J

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

13.	Lease Guaranty:	[ ] Yes [X] No	Intentionally Deleted

Lessee
Building Name: StoneCliff	Lessor
Lessee’s Name: Pain Therapeutics, Inc.
Rev: 03/2009

INDEX TO LEASE AGREEMENT

SECTION	TITLE	Lease Page

1.1	Leased Premises	5
1.2	Permitted Use	5
1.3	Rentable Area	5
3.1	Date and Place of Payment	5
3.2	Delinquent Payments	5
3.3	Security Deposit	6
4.1	Term, Possession, and Anniversary	6
4.2	Acknowledgement of Lease	6
4.3	Delivery of Possession	6
5.1	Tenant Finish-Out	6
6.1	Quiet Possession	6
7.1	Utilities and Services by Lessor	6
7.2	Utilities and Services by Lessee	7
7.3	Interruption of Utilities or Services	7
7.4	Extra Electricity	7
7.5	After-hours Heating or Air Conditioning	7
8.1	Maintenance and Repairs by Lessor	7
8.2	Maintenance and Repairs by Lessee	8
8.3	Telecommunications	8
9.1	Access, Keys, Locks, and Security	8
9.2	Parking	8
10.1	Occupancy, Nuisance, and Hazards	9
11.1	Taxes	9
12.1	Insurance	9
12.2	Waiver of Subrogation	10
12.3	Hold Harmless and Indemnity	10
13.1	Alterations by Lessee	10
13.2	Americans With Disabilities Act	10
14.1	Removal of Property by Lessee	10
15.1	Subletting and Assignment	11
16.1	Destruction by Fire or Other Casualty	11
17.1	Condemnation	12
18.1	Default by Lessor	12
19.1	Default by Lessee	12
20.1	Lien for Rent	13
21.1	Attorney’s Fees, Interest, and Other Expenses	13
22.1	Nonwaiver	14
23.1	Building Rules	14
24.1	Transfer of Ownership by Lessor	14
25.1	Mortgages	14
26.1	Surrender of Leased Premises	14
27.1	Holding Over	14
28.1	Signs and Building Name	15
29.1	Notices	15
30.1	Estoppel Certificates	15
31.1	Successors	15
31.2	Leasing Agent Commissions	16
32.1	Building Operating Expenses	16
33.1	Representations and Warranties by Lessor	16
34.1	Representations and Warranties by Lessee	16
35.1	Place of Performance	16
36.1	Miscellaneous	16
37.1	Hazardous Material	16
38.1	Confidentiality	17

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

LEASE AGREEMENT

This is a Lease Agreement hereafter referred to as “Lease” between Lessor and Lessee identified in the Basic Lease Summary, whether one or more.

1.1 Leased Premises.

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the “Leased Premises”. In addition, Lessee shall have the non-exclusive right to use the “Common Area” as described below.

(a) Leased Premises. “Leased Premises”, to which Lessee shall have exclusive use rights, consists of the suite(s) specified in Basic Lease Summary #3, representing the office space outlined on the floor plan contained in Exhibit A. Such space is located in the Building on a tract of land, legally described in Exhibit B.

(b) Common Area. The “Common Area”, to which Lessee shall have non-exclusive use rights, consists of (1) the interior common area located in the Building, i.e., areas normally accessible to tenants such as the hallways, stairwells, elevators, lobby, restrooms, and snack bar areas, and (2) the exterior common area located outside the Building on the above described land, i.e., loading areas, sidewalks, driveways, parking garage, parking areas, and other open areas (if any), subject to paragraph 9.2 on parking and Exhibit F-1 regarding parking rules.

1.2 Permitted Use.

The Leased Premises may be used only for general office purposes, and not for school, classroom or group training purposes.

1.3 Rentable Area.

Lessee’s “Rentable Area” and “Pro Rata Share” is specified in Basic Lease Summary #4 and shall not be subject to adjustment after execution of this Lease.

2.1 Base Rent and Pass-Thru Rents.

Lessee shall pay Base Rent(s) per square foot of Rentable Area per calendar year as set forth in the Basic Lease Summary #7. As used in this Lease, the term “Rent” shall refer collectively to the Base Rent, Lessee’s Pro Rata Share of Building Operating Expenses (hereafter referred to as “Pass-Thru Rent”), all other rental adjustments, and other charges of any kind, type or nature whatsoever.

Pass-Thru Rent (representing Lessee’s Pro Rata Share of Building Operating Expenses over the Expense Stop as specified in Basic Lease Summary #8 shall be paid to Lessor in accordance with paragraph 32.1. Building Operating Expenses up to such Expense Stop amount shall be paid by Lessor.

3.1 Date and Place of Payment.

The monthly Base Rent and Pass-Thru Rent shall be due on the first (1st) day of each calendar month without demand. All Rent and other sums are due at the address designated in the Basic Lease Summary #2 or other location provided by Lessor. All sums due by Lessee are without right of offset or deduction. Monies mailed are considered timely paid only if received by Lessor by the due date. All other sums, besides Rent, shall be due upon delivery of written notice in accordance with paragraph 29.1.

3.2 Delinquent Payments.

If any Rent or other sum due by Lessee to Lessor is received and accepted by Lessor after the fifth (5th) business day of the month, Lessee shall pay a late charge “Late Charge(s)” equal to the amount specified in Basic Lease Summary #7 . Late Charges shall be considered liquidated damages for Lessor’s time, inconvenience and overhead (except for attorneys fees and litigation costs) in collecting delinquent Rent. Lessor’s acceptance of delinquent Rent or other sums shall not constitute permission for Lessee to pay the Rent or other sum late thereafter and shall not constitute a waiver of Lessor’s remedies for subsequent delinquent payments. Late Charges are due immediately upon written notice or demand. All Late Charges shall be paid by check, money order or direct deposit on a national bank, not cash. For each returned check, Lessee shall reimburse Lessor for all applicable bank charges incurred by Lessor, plus $50.00. Payments of any kind received by Lessor on behalf of Lessee may be applied at Lessor’s option to non-rent items first, then to Rent. Payment of Rent by Lessee shall be an independent covenant. If Lessee has not timely paid Rent and other sums due on two or more occasions in a calendar year, or if a check from Lessee is returned for insufficient funds, Lessor may, for the next 12 months, require that all Rent and other sums due be paid by cashier’s check, certified check, or money order by delivering written notice to Lessee.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

3.3 Security Deposit.

The total Security Deposit to be provided by Lessee to secure performance of Lessee’s obligation under this Lease is specified in Basic Lease Summary #10 and must be paid at the time of execution of this Lease. Lessor shall have a lien on the Security Deposit for that purpose. If Lessee fails to pay Rent or other sums when due under this Lease, Lessor may apply any Security Deposit toward amounts due and unpaid by Lessee. Lessee shall, within ten (10) days after written demand from Lessor, restore the Security Deposit to its original amount. Lessee’s failure to restore the Security Deposit within ten (10) days after demand shall constitute an event of default by Lessee hereunder without further notice being required, notwithstanding any other provisions of this Lease to the contrary. The Security Deposit may not be applied to the last month’s Rent. The security deposit, less any amounts owed by Lessee with an itemized list of any deductions, shall be returned to Lessee within thirty (30) days after expiration of this Lease or any extensions thereof if a forwarding address was provided by Lessee to Lessor.

4.1 Term, Possession, and Anniversary.

The term of this Lease is identified in Basic Lease Summary #6. The Commencement Date of this Lease shall be the earlier of: (a) the Lease Commencement Date specified in Basic Lease Summary #6, or (b) the date Lessee opens for business in the Leased Premises. Lessor’s anticipated delivery date of possession is the Lease Commencement Date specified in Basic Lease Summary #6. At the time Lessor delivers Premises to Lessee as described above, Lessor and Lessee agree to execute a Commencement Agreement on the form attached as Exhibit D. If the Lease Commencement Date occurs on a day other than the first day of a calendar month, then the Term of this Lease shall be extended such that it shall continue for the number of full calendar months set forth in Basic Lease Summary #6 plus the first partial calendar month following the Lease Commencement Date.

4.2 Acknowledgement of Lease.

At Lessor’s option, Lessor and Lessee shall execute a recordable acknowledgment of this Lease which will confirm the actual Commencement Date, Lease Expiration Date, and Lease Anniversary Date. This executed acknowledgement will become part of the Lease.

4.3 Delivery of Possession.

Lessor shall deliver keys and/or access cards and possession of the Leased Premises to Lessee on or before the Commencement Date unless otherwise agreed in writing by the parties. Lessee shall not be liable for Rent until Lessor delivers possession of the Leased Premises to Lessee unless due to a Lessee Delay as provided in Exhibit E. If there is a delay in delivery of possession, Rent shall be abated until the Leased Premises is ready for occupancy; and neither Lessor nor Lessor’s agents shall otherwise be liable for any damages; and the Lease shall not terminate.

5.1 Tenant Finish-Out.

Tenant Finish-Out Allowance (“TFO Allowance”) and scope of work shall be as specified in Basic Lease Summary #11 and described in Exhibit E. Tenant Finish-Out construction shall, to the extent readily achievable, comply with state and federal architectural barrier standards.

6.1 Quiet Possession.

If Lessee is in compliance with all of Lessee’s obligations under this Lease, Lessee shall be entitled to possession and quiet enjoyment of the Leased Premises, subject to the terms and conditions of this Lease. Lessee shall have access to the Building parking areas at all times, subject to parking fees and the rules referred to in paragraphs 9.2 and 23.1. Lessor shall make diligent efforts to have all other tenants in the Building comply with Building rules however, failure of other tenants to comply with such rules shall not be considered a default by Lessor. Construction noise or vibrations shall not be considered a violation of possession, quiet enjoyment or a constructive eviction and is not a default by Lessor, unless, however, such noise, vibrations, dust, smell, utility disruptions or other construction disturbances materially interferes with the Lessee’s normal business operations and prevents Lessee from conducting business in the Premises or compromises the safety and health of its employees. Unless specifically provided in Exhibit E, Lessor shall have no obligation to make any modifications or improvements to the Leased Premises for the purposes of providing sound insulation to the Leased Premises or reducing the noise level from suites adjacent to the Leased Premises during the term of this Lease.

7.1 Utilities and Services by Lessor.

Except where otherwise stated in this Lease, Lessor shall pay for and furnish in a timely and diligent manner to Lessee the following utilities (subject to Lessee being required to pay for same directly to the utility provider as set forth in Section 7.2) and services and no others.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

(a)	Air conditioning and heating as reasonably required for comfortable use and occupancy under normal office conditions from 7:00 a.m. to 6:00 p.m. on Monday through Friday, and from 8:00 a.m. to 12:00 p.m. on Saturday, but not on Sunday, New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving or Christmas Day and Eve, so long as these times and dates comply with present and future governmental laws or guidelines, including utilities such as electricity, gas, and water necessary for operation of same; Leases only

(b)	water and wastewater services;

(c)	janitorial and cleaning services five days a week, other than holidays, for building standard installations;

(d)	electricity for standard office equipment and lighting;

(e)	trash collection services (dumpster or garbage cans);

(f)	pest control services as needed in the reasonable judgment of Lessor;

(g)	landscaping and parking lot maintenance services;

(h)	reasonable repair and maintenance services pursuant to paragraph 8.1;

(i)	replacement of fluorescent light bulbs and ballasts in Building Standard lighting fixtures (but not incandescent light bulbs for nonstandard fixtures or for Lessee’s lamps); and

(j)	elevator service, if there is an elevator in the Building.

7.2 Utilities and Services by Lessee.

If applicable, Lessee shall pay for all utilities and services not expressly furnished by Lessor under paragraph 7.1. Lessee shall pay for all electricity consumed through any individual electrical meter(s) or sub-meter(s) serving solely the Leased Premises. Costs of such utilities are not considered Building Operating Expenses to be allocated among all tenants. Lessor reserves the right to require Lessee to sub-meter electricity. Any electricity sub-metering shall be billed to and paid by Lessee at Lessor’s average cost per KWH. If Lessee has an excessive number of persons or heat-generating equipment in the Leased Premises which overloads the capacity of the Building’s HVAC system or interferes with such systems’ ability to perform adequately, Lessor may require Lessee to install and maintain supplementary HVAC systems, if reasonably feasible, at Lessee’s sole expense.

7.3 Interruption of Utilities or Services.

Temporary interruption or malfunction of utilities, services, and/or telephones shall not render Lessor liable for damages, Rent abatements, or release of any Lessee obligation. Lessor shall use diligent efforts to have such utilities and services restored as soon as reasonably possible.

7.4 Extra Electricity.

There shall be no extra electricity charges for printers, desktop or laptop computers, typewriters, facsimile machines, standard business copiers or other standard 110 volt office equipment in quantities commensurate with normal office use. However, Lessee shall pay Lessor monthly, as billed, for charges which are separately metered or which Lessor may reasonably compute for electricity utilized by Lessee for the following purposes: high consumption medical equipment, 220 volt equipment excluding one standard business copier, excessive computers and servers (other than standard desktop, laptop or word processor computers), supplementary HVAC installed due to Lessee’s excessive occupant or equipment load, and other electrical service not standard for the Building, or any other items not considered Building Standard. Lessee shall pay for installation of any sub-meters to measure consumption of such extra electricity, if reasonably required.

7.5 After-hours Heating or Air Conditioning.

If Lessee requests air conditioning or heating after standard business hours for their Leased Premises as set forth in paragraph 7.1(a), Lessor may charge Lessee for after-hours air conditioning or heating. The after-hours hourly charge per zone for the Building, which may change periodically throughout the Lease Term, is specified in Basic Lease Summary #7.

8.1 Maintenance and Repairs by Lessor.

Lessor shall repair and/or replace, as needed, the following items as a Building Operating Expense under Exhibit C, so long as they are Building Standard items: light bulbs, ballasts, and light fixtures; Common Area plumbing; hardware; doors; and wall and window coverings. Lessor shall use diligence to provide for the reasonable cleaning, maintenance, repairs, reconnection of interrupted utilities or services, and landscaping of Common Areas, subject to any reimbursement obligations of Lessee under paragraph 8.2. Lessor may temporarily close any part of the Common Areas if reasonably necessary for repairs or construction. Repairs and maintenance shall be in accordance with applicable governmental requirements.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

8.2 Maintenance and Repairs by Lessee.

Lessee shall promptly reimburse Lessor for the cost of maintaining, repairing or replacing non-building standard items (including supplemental HVAC units) and the cost of repairing or replacing damage which is known to be directly caused inside the Leased Premises by Lessee, Lessee’s agents, employees, family, or licensees, invitees, visitors, or customers or outside the Leased Premises by Lessee or Lessee’s employee’s, agents, or contractors. Kitchen appliances, wetbars, sump pumps, and hot water heaters in the Leased Premises, and plumbing in the Leased Premises serving same are not considered Building standard items. Cost of repair, if performed by Lessor, shall include a 5% supervision fee. Lessor may require advance payment prior to repair or replacement. Lessor must approve all repairmen or maintenance personnel prior to work commencement if work is to be performed by Lessee’s contractor. Lessee shall not damage or allow other persons listed above to damage any portion of the Leased Premises, the Building or Common Area. Lessee shall reimburse Lessor for replacement of all non-Building standard light bulbs and for unstopping any drains or water closets in the Leased Premises. If Lessee or Lessee’s workmen or contractors are permitted to repair, alter, or modify the Leased Premises, Lessee shall warrant that no mechanic or materialman’s lien shall be filed against the Leased Premises and that all such contractors shall provide evidence of liability insurance as required by Lessor. All such work shall be in accordance with applicable governmental requirements.

8.3 Telecommunications.

All telecommunications equipment and wiring necessary to serve Lessee shall be installed and located in the Leased Premises at Lessee’s sole cost. Lessee will be required to remove all telecommunications equipment installed by Lessee from the Leased Premises upon expiration of Lease or Lessor may deduct costs to remove it from the Security Deposit. Lessee may be allowed to leave equipment and cabling in Leased Premises if written approval from Lessor is obtained prior to expiration of the Lease. Lessee’s telephone contractors may attain access to Building wiring closets with reasonable advance notice to Lessor.

9.1 Access, Keys, Locks, and Security.

(a) Access. Lessee shall have access to the Leased Premises at all times. Lessor shall have access to the Leased Premises at reasonable times for reasonable business purposes. Lessor may show the Leased Premises six months before the Lease Expiration Date or the date Lessee gives notice of intent to vacate, whichever is earlier.

(b) Keys. Lessor shall furnish Lessee keys and access cards for the Leased Premises and main exterior entry doors of the Building if such door is locked after hours, and 1 key to Lessee’s mailbox. Additional or replacement keys and access cards shall be furnished at the same cost charged to all other tenants in the Building at the time of Lessee’s request. Lessor shall not be liable for risk of loss resulting from Lessee’s keys and access cards being stolen, lost or used by unauthorized persons. Lessor reserves the right to re-key or change locks for security reasons if new keys are timely furnished to Lessee.

(c) Locks. Lessee may not add, change, or re-key locks in or to the Leased Premises or Building without prior written permission of Lessor. Locks may be changed by Lessee’s contractor with written Lessor approval but Lessor may specify kind and brand of locks, placement, installation, master key compatibility, etc. If Lessee or any of Lessee’s employees lock themselves out of the Leased Premises, neither Lessor nor Lessor’s agents are authorized to unlock a door except for emergency or cleaning purposes.

(d) Security. Lessor shall have no duty to provide any security services of any kind unless expressly provided in this Lease. Lessor shall not be liable to Lessee or Lessee’s employees, family, customers, invitees, contractors or agents or for injury, damage, or loss to person or property caused by criminal conduct of other persons, including theft, burglary, assault, vandalism or other crimes. Lessee shall lock the doors of the Leased Premises after regular business hours or anytime the Leased Premises is not reasonably occupied. If such actions do not unreasonably interfere with Lessee’s occupancy, Lessor may take reasonable measures that Lessor deems advisable for the security, safety, improvement, and preservation of the Building. Lessee shall not install any security access equipment to the Leased Premises without Lessor’s prior review of plans and written approval, which approval or non-approval will not be unreasonably withheld and will be provided within three (3) business days of Lessee’s written request for Lessor’s review and approval, Lessor shall allow Lessee to install video and/or sound security systems at its own expense within the Leased Premise. Lessee will be required to remove all security system equipment (including any access or video equipment installed by Lessee) and cabling from the Leased Premises upon expiration of Lease unless written approval is received from Lessor to the contrary.

9.2 Parking.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

(a) Lessor shall have sole control over parking. Parking rules, if applicable, are contained in attached Exhibit F-1. There shall be no more than two (2) reserved parking spaces unless agreed in writing by Lessor.

(b) Lessee shall be entitled to parking spaces as specified in Basic Lease Summary #9. Lessee hereby represents to Lessor that Lessee’s use of the Leased Premises will at no time exceed the amount of such parking allocation. In the event the use of parking facilities by Lessee’s employees, visitors, customers and invitees at any time exceeds their allocation, Lessor shall have the right to require Lessee to make alternate parking provisions off-site, at Lessee’s sole cost and expense, for all of such excess parking. Lessee’s failure to comply with the provisions of this paragraph will constitute a default under this Lease, provided however that Lessor shall not be required to give Lessee written notice or the opportunity to cure violations of this paragraph more than three (3) times during the term of this Lease.

10.1 Occupancy, Nuisance, and Hazards.

The Leased Premises shall be occupied only by Lessee or Lessee’s employees and invitees and shall not be left entirely vacant or used exclusively for storage without prior written approval of Lessor. Lessee and Lessee’s agents, employees, family, licensees, invitees, visitors, and contractors shall comply with all federal, state, and local laws relating to occupancy or to criminal conduct while such persons are on the Leased Premises. Lessee and the persons listed above shall not (1) use, occupy, or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by such laws or which may be dangerous to life or property, (2) permit any public or private nuisance, (3) disturb the quiet enjoyment of other tenants, (4) do anything which might emit offensive odors or fumes, (5) make undue noise or vibrations, (6) permit anything which would cancel insurance coverage or increase the insurance rate on the Building or contents, or (7) otherwise damage the Leased Premises, Building, or Common Area.

11.1 Taxes.

Lessor shall be responsible for payment of all taxes and assessments against the Building subject to Lessee’s obligation to pay Lessor for Lessee’s share thereof, pursuant to Exhibit C. Lessee shall timely pay all taxes assessed against Lessee’s furniture, equipment, fixtures, or other personal property in the Leased Premises.

12.1 Insurance.

Lessor and Lessee shall comply with the respective insurance obligations as set forth below:

(a) Lessor. Lessor shall maintain (1) fire and extended coverage insurance, including vandalism and malicious mischief, on the Building, and (2) commercial general liability insurance. The amounts shall be as required by Lessor’s mortgagee or as Lessor may deem reasonably appropriate, whichever is greater. Lessor shall have no responsibility to maintain fire and extended coverage insurance on Lessee’s contents. The portion of Lessor’s insurance premiums reasonably due to Lessee’s acts or omissions or Lessee’s special use, improvements, or tenant finish-out (over and above Lessee’s normal use as contemplated in paragraph 1.1(a)) shall be paid for by Lessee.

(b) Lessee. Lessee shall provide Lessee’s own general liability insurance for its operations on the Leased Premises in an amount not less than $1,000,000. Upon written notice by Lessor to Lessee, such dollar amount of Lessee’s liability policy shall be increased by the amount of any increase required by Lessor’s carrier for “primary coverage” under an umbrella liability policy. Lessee is required to maintain adequate fire and extended coverage insurance (including theft, vandalism and malicious mischief) on the contents in the Leased Premises, including fixtures, furniture, equipment, supplies, inventory, and other personal property. Such property is not covered by Lessor’s insurance.

(c) Insurance certificates. Lessee shall provide Lessor with a current certificate of Lessee’s insurance or a copy thereof as required above prior to occupancy of the Leased Premises or any portion thereof and throughout the duration of the Lease Term. Lessor and Lessor’s managing agent (if any) shall be named as additional insureds on Lessee’s liability insurance policy. Upon written request by Lessor, changes in the name of Lessor or Lessor’s managing agent shall be reflected on such certificate.

(d) Notice from Lessee’s Insurance Carrier. All policies of insurance to be provided by Lessee shall contain a provision (to the extent legally permitted) that the insurance company shall give Lessor 10 days’ written notice to Lessor, before the effective date of cancellation if the insurance company cancels for non-payment, and 30 days before the effective date of cancellation if the policy is cancelled for any other reason

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

12.2 Waiver of Subrogation.

(a) If waiver of subrogation is not contained in the form language of the insurance policy, Lessor requires that the Lessee’s fire, casualty, or liability insurance policy contain a waiver of subrogation clause. For purposes of waiver of subrogation, Lessor and Lessee release each other and their respective officers, directors, employees, and agents from any claims based on negligence or otherwise, for loss, damage, or injury which occur hereafter and are insured against by the releasing party under insurance policies carried by Lessor and/or Lessee. The foregoing shall not apply to losses, damages, or injuries that are in excess of policy limits or that are not covered due to a deductible clause in the policy.

(b) Upon written request, Lessor and Lessee shall furnish to each other copies of the policies of insurance referred to in this Lease, including any waivers of subrogation, or satisfactory evidence of same.

12.3 Hold Harmless and Indemnity.

To the extent that it is not covered by Lessor’s insurance, Lessee shall indemnify Lessor for and shall hold Lessor harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the Lease by Lessee or Lessee’s agents, employees, family, licensees, or invitees. To the extent that it is not covered by Lessee’s insurance, Lessor shall indemnify Lessee for and shall hold Lessee harmless from all fines, claims, liabilities, and suits (including costs and expenses of defending against same) resulting from any breach or nonperformance of the Lease by Lessor or Lessor’s agents, employees, family, licensees, or invitees. To the extent that it is covered by Lessor’s insurance, Lessor and Lessee shall not be liable to the other or the other’s agents, employees, or family for any damage to personal property resulting from any act, omission, or negligence of any other tenant, visitor, or occupant of the Building. This paragraph shall survive termination or expiration of this Lease.

13.1 Alterations by Lessee.

Lessee may not make any alterations, improvements, door lock changes, or other modifications of any kind to the Leased Premises without Lessor’s prior written consent. Consent for governmentally required changes may not be unreasonably withheld. “Alterations” include, but are not limited to, improvements glued, screwed, nailed, or otherwise permanently attached to the Building, structural changes, roof and wall penetrations, and all plumbing, electrical, and HVAC changes. Requests for Lessor’s approval shall be in writing and shall be detailed to Lessor’s reasonable satisfaction. The foregoing shall be done only by Lessor’s contractors or employees or by third parties approved by Lessor in writing within three (3) business days. Lessee may be required to pay Lessor in advance for any requested alterations, improvements, lock changes, or other modifications which are approved and performed by Lessor. If same are performed by Lessee with Lessor’s written permission, Lessee shall not allow any liens to be placed against the Building as a result of such additions or alterations. Alterations, improvements, and modifications done at Lessee’s request shall comply with all applicable laws. Changes in Lessee’s alterations or improvements in Leased Premises which may be later required by governmental action shall also be paid for by Lessee. Lessee shall pay Lessor a 10% administrative/supervision fee if Lessor contracts on Lessee’s behalf for any work to be done for Lessee and paid directly by Lessor to such contractors.

13.2 Americans With Disabilities Act.

Lessor shall be responsible for any requirements under the Americans with Disabilities Act or similar state or local laws as relate to any Common Area entrance and exit doorways and elevators and any doors into the Leased Premises and to structural building items that Lessor is required to maintain under the terms of this Lease. Lessor agrees to indemnify Lessee for any liability Lessee shall incur as a result of Lessor’s failure to comply with the provisions of this paragraph. Lessee agrees to cooperate fully with Lessor to enable Lessor to timely comply with the provisions of this paragraph and to immediately forward to Lessor any notice Lessee receives regarding complaints, injuries, or claims by anyone claiming that those items which are the responsibility of Lessor do not comply with the provisions of the Americans with Disabilities Act. Lessee shall be responsible for any requirements under such architectural barrier laws as they relate to Lessee’s use of the Leased Premises, including, but not limited to, the positioning of Lessee’s furnishings within the Leased Premises. Lessee agrees to indemnify Lessor for any liability Lessor shall incur as a result of Lessee’s failure to comply with the provisions of this paragraph.

14.1 Removal of Property by Lessee.

Lessee may remove its trade fixtures, furniture, and equipment only if (1) such removal is made prior to the end of the Lease Term, (2) Lessee is not in default under this Lease at time of removal, and (3) such removal is not in anticipation of an early move-out prior to the end of the Lease Term. Lessee shall pay all costs of removal. Lessee shall have no rights to property remaining in the Leased Premises after the Lease Expiration Date. Lessee may not remove any alterations as defined in paragraph 13.1 or improvements such as wall-to-wall carpeting, window blinds,

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

built-in cabinets, paneling, counters, kitchen or breakroom built-ins, shelving, wall covering, and anything else attached to the floor, walls, or ceilings. If and only if Lessor requests in writing, no later than one month after Lessee vacates the Leased Premises, Lessee shall remove any alterations, fixtures, equipment, cabling, and other property installed by Lessee or Lessee’s contractors. Lessee shall pay for cleaning or repairing damage caused by Lessee’s removal of any property.

15.1 Subletting and Assignment.

(a) Lessee may not sublet, assign, pledge, or mortgage this Lease and may not grant licenses, commissions, or other rights of occupancy to all or any part of the Leased Premises without Lessor’s prior written approval which shall not be unreasonably withheld. Lessee shall submit a copy of the proposed sublease and sublessee’s financials; and Lessor shall have 15 days to approve or not approve the sublease. If Lessor does not timely approve the sublease, it shall be deemed disapproved. Sublessee’s financial strength, reputation, personnel, and length of sublease or assignment shall be important factors in Lessor’s approval. Sale, transfer, or merger of the majority of the voting shares or voting partnership interests in Lessee (if a corporation or partnership) shall be considered an assignment; likewise for admission of a new general partner. However, if Lessor gives such approval, Lessor shall be entitled to (1) 50% of any excess between Lessee’s Rent per square foot under the Lease and the Rent per square foot under the sublease or assignment, and (2) 50% of any other consideration flowing directly or indirectly from the subletting or assignment of the Premises or a portion thereof . The foregoing is in consideration of additional management performed or to be performed by Lessor under such sublease or assignment. In addition to the foregoing, Lessor may charge Lessee a one-time administrative fee equal to $500 for such additional administrative, legal, investigative, and management services.

(b) Violation of this Lease by sublessees or assignees shall be deemed a violation by Lessee. Approval by Lessor of any sublease or assignment shall not release Lessee from any obligation under this Lease and shall not constitute approval for subsequent subletting or assignment. Sublessees or assignees shall be liable for all of Lessee’s obligations under this Lease unless otherwise specified in writing. Upon default by Lessee, any sublessee shall pay all sublease rentals and other sums due Lessor, direct to Lessor, to be credited against sums owed to Lessor by Lessee under this Lease. Unless otherwise agreed in writing, no sublease or assignment shall be valid unless (1) a copy of this Lease is attached thereto, (2) the sublessee or assignee agrees in writing to be liable for all of Lessee’s obligations under this Lease, and (3) Lessor’s written approval is attached to the sublease or assignment.

(c) At any time, Lessor may, at Lessor’s option, release Lessee from further liability for all or any portion of the Leased Premises that has been subleased or assigned to a third party; and Lessor may terminate the Lease to the extent that it applies to such space. If the Lease or a portion of it is so terminated, Lessee shall remain liable for Rents and Building Operating Expenses accrued through the effective termination date, including any year-end adjustment of such expenses; and this obligation shall survive any termination or release unless it is expressly waived in the termination or release agreement.

16.1 Destruction by Fire or Other Casualty.

(a) Total destruction, Rent abatement, and restoration. If the Leased Premises is totally damaged by fire or other casualty so that it cannot reasonably be used by Lessee and if this Lease is not terminated as provided in subparagraph (d) below, there shall be a total abatement of Lessee’s Rent and Lessee’s obligation to pay Building Operating Expenses until the Leased Premises is restored by Lessor.

(b) Partial destruction, Rent abatement, and restoration. If the Leased Premises is partially destroyed or damaged by fire or other hazard so that it can be only partially used by Lessee for the purposes allowed in this Lease and if this Lease is not terminated as provided in subparagraph (d) below, there shall be a partial abatement of Lessee’s Rent and Lessee’s obligation to pay Building Operating Expenses which fairly and reasonably corresponds to the extent to which the Leased Premises cannot reasonably be used by Lessee for the normal conduct of its business, until such time as Leased Premise, access, building services, common areas and utilities are all in substantially the same condition in which they existed prior to the casualty.

(c) Restoration. Lessor’s obligation to restore shall be limited to the condition of the Leased Premises, to substantially the same condition in which the Leased Premises, access, building services, common areas and utilities existed prior to the casualty. Lessor shall proceed with diligence to restore. During restoration, Lessee may continue business to the extent practical in Lessee’s sole and reasonable judgment.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

(d) Lease termination. If the Leased Premises or the Building is so badly damaged that restoration and repairs cannot be completed to substantially the same condition in which the Leased Premises, access, building services, common areas and utilities existed prior to the casualty within three (3) months after the fire or casualty, then this Lease may be terminated as of the date of the destruction by either Lessor or Lessee by serving written notice upon the other. Termination notice must be delivered within one month after the casualty.

17.1 Condemnation.

If the Leased Premises, Building, or the Common Area or any material portion thereof, including any portion of the parking lot is taken by condemnation and if the Leased Premises is thereby reasonably rendered unusable for Lessee’s business use and activities, this Lease shall automatically terminate as of the date title vests in the condemning authority pursuant to such taking or acquisition; and Lessor and Lessee shall be relieved of all further obligations under this Lease. Lessor shall be entitled to recover from the condemning authority the full amount of Lessor’s interest in this Lease and in the property which is taken in condemnation; provided, however, if Lessee is not in default hereunder on the day of taking or acquisition by the condemning authority, Lessee shall be allowed to recover from the condemning authority, at Lessee’s own expense, Lessee’s trade fixtures, if any, which are taken in condemnation; but not otherwise. Lessee shall be responsible for Lessee’s own attorney’s fees and for proving its own damages.

18.1 Default by Lessor.

Lessee shall be entitled to recover actual damages if (1) Lessor fails to pay any sum due and owing to Lessee within seven (7) business days after written demand from Lessee, or (2) Lessor remains in default on any other obligation for seven (7) business days after Lessee’s written demand for performance. However, Lessor shall not be in default if Lessor promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default. If taxes and utilities are not timely paid, Lessee may pay same to the extent that it is necessary to avert foreclosure or cutoff. If Lessor fails to perform any covenant, term or condition of this Lease that Lessor is obligated to perform and, as a consequence of such nonperformance, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of Lessor’s equity in the property. Lessor shall have no liability whatsoever for any deficiency, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedures as a result of such judgment.

19.1 Default by Lessee.

If Lessee defaults, Lessor shall have any or all remedies set forth below.

(a) Definition of default. The occurrence of any of the following shall constitute a default by Lessee: (1) failure to pay Rent or any other sum due by Lessee under this Lease within three (3) business days after written demand therefor by Lessor; (2) failure to vacate on or before the last day of the Lease Term, renewal term, or extension period; (3) failure to pay Rent in advance on a daily basis in the event of unlawful holdover by Lessee; (4) unauthorized early move-out or notice of same as set forth below; (5) acquisition of Lessee’s interest in the Lease by a third party by judicial or non-judicial process; or (6) failure to comply with any other provision of the Lease (including rules) if such failure to comply is not cured as soon as possible after delivery of written notice by Lessor to Lessee. However, Lessee shall not be in default under subclause six (6) above if Lessee promptly commences to cure such noncompliance and diligently proceeds in good faith to cure same after receiving written notice of such default and such default is completely cured within ten (10) business days of such written notice.

(b) Termination of possession. If Lessee is in default as defined in subparagraph (a) above and if Lessee remains in default for three (3) business days after Lessor gives notice of such default to Lessee, or if Lessee abandons the Leased Premises without prior written approval of Lessor, Lessor may (with or without demand for performance) terminate Lessee’s right of possession by giving one (1) day’s written notice to vacate; and Lessor shall be entitled to immediate possession without termination of Lessee’s obligations under the Lease. Lessor’s repossession shall not be considered an election to terminate this Lease unless written notice of such intention to terminate is given to Lessee by Lessor. Repossession may be by voluntary agreement or by eviction lawsuit. Commencement of an eviction lawsuit shall not preclude other Lessor remedies under this Lease or other laws.

(c) Reletting costs. If Lessee is in default under this Lease and if Lessor terminates Lessee’s right of possession without terminating this Lease and Lessee’s Leased Premises is released, Lessee shall pay upon Lessor’s written demand the following: (1) all costs of reletting (which in no event shall be less than one month’s Rent), including leasing commissions, Rent concessions (whether in the form of assuming or buying out lease remainders elsewhere, free Rent for a period of time, or reduced rental rates), utilities during the vacancy, advertising costs, administrative

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

overhead, and all costs of repair, remodeling, or redecorating for replacement tenants in the Leased Premises, (2) all Rent and other indebtedness due from Lessee to Lessor through the date of termination of Lessee’s right of possession, and (3) all Rent and other sums required to be paid by Lessee during the remainder of the entire Lease Term, subject to mitigation by Lessor described in subparagraph (d) below.

(d) Mitigation by Lessor. Upon eviction or voluntary vacation of the Leased Premises by Lessee without the Lease being terminated by Lessor, Lessor shall make reasonable efforts to relet the Leased Premises. After deduction of reasonable expenses incurred by Lessor, Lessee shall receive credit for any Rent received by Lessor through reletting the Leased Premises during the remainder of the Lease Term or renewal or extension period. Such deductible expenses may include real estate commissions, attorney’s fees, and all other expenses in connection with reletting. Lawsuit to collect amounts due by Lessee under this Lease may be brought from time to time on one or more occasions without the necessity of Lessor’s waiting until the expiration of the Lease Term. If judgment for accelerated Rents is recovered, Lessor shall give credit against such judgment for subsequent payments made by Lessee and subsequent Rent received by Lessor from other tenants of the Leased Premises, less lawful deductions and expenses of reletting.

(e) Termination of Lease. Lessor may terminate this Lease (as contrasted to termination of possession rights only) upon default by Lessee or at any time after Lessor’s lawful re-entry or repossession following default by Lessee. Lessor’s agents have authority to terminate the Lease only by written notice given pursuant to paragraph 29.1. After termination, Lessee shall remain liable to Lessor for all sums accruing and unpaid prior to termination and any year-end adjustments of Building Operating Expense, prorated through the date of termination.

(f) Damages. In addition to other remedies, Lessor may recover actual damages incurred.

20.1 Lien for Rent.

(a) Notwithstanding anything to the contrary in this Lease, Lessor’s landlord lien shall be subordinate to any existing security interest and any future purchase money security interests on Lessee’s personal property if such security interest is properly perfected and timely recorded as required by the Texas Business and Commerce Code. Lessor shall cooperate in signing lien subordinations in accordance with the foregoing. Any lien subordination shall be on forms reasonably acceptable to Lessor.

(b) Subject to the limitations of subparagraph (a) above, Lessee gives to Lessor a contractual lien on all of Lessee’s real property which may be found on the Leased Premises to secure payment of all monies and damages owed by Lessee under the Lease. Such lien also covers all insurance proceeds on such property. Lessee shall not remove such real property while Rent or other sums remain due and unpaid to Lessor and such property shall not be removed until all Lessee’s obligations under the Lease have been complied with. This lien is in addition to Lessor’s statutory lien under Section 54.021 of the Texas Property Code. If Lessee is in default for nonpayment of Rent or any other sums due by Lessee, Lessor’s representatives may peacefully enter the Leased Premises and remove and store all property. If Lessor removes any property under this lien, Lessor shall leave the following information in a conspicuous place inside the Leased Premises: (1) written notice of exercise of lien, (2) a list of items removed, (3) the name of Lessor’s representative who removed such items, and (4) the date of such removal. Lessor shall be entitled to reimbursement of reasonable charges for packing, removing, or storing abandoned or seized property, and may sell same at public or private sale (subject to any properly recorded chattel mortgage or recorded financing statement) after one month’s written notice of time and place of sale is given to Lessee by certified mail, return receipt requested.

21.1 Attorney’s Fees, Interest, and Other Expenses.

If Lessee or Lessor is in default and if the non-defaulting party places the Lease in the hands of an attorney in order to enforce lease rights or remedies, the non-defaulting party may recover reasonable attorney’s fees from the defaulting party even if suit has not been filed. In any lawsuit enforcing lease rights, the prevailing party shall be entitled to recover reasonable attorney’s fees from the non-prevailing party, plus all out-of-pocket expenses. Trial shall be to judge only. All delinquent sums due by Lessor or Lessee shall bear interest at the maximum lawful rate of interest, compounded annually, from date of default until paid, plus any Late Charges. Late Charges shall be considered reasonable liquidated damages for the time, trouble, inconvenience, and administrative overhead expense incurred by Lessor in collecting late Rent, such elements of damages being uncertain and difficult to ascertain. Late Charges shall not be liquidated damages for attorney’s fees or for Lessor’s loss of use of such funds during the time of delinquency. Whenever Lessee requests Lessor to take any action or give any consent required or permitted under this Lease, Lessee will reimburse Lessor for Lessor’s reasonable costs incurred in reviewing the

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

proposed action or consent, including reasonable attorneys’, engineers’, or architects’ fees, within 10 days after Lessor’s delivery to Lessee of a statement of such costs. Lessee will be obligated to make such reimbursement without regard to whether Lessor consents to any such proposed action.

22.1 Nonwaiver.

The acceptance of monies past due or the failure to complain of any action, non-action, delayed payment, or default, whether singular or repetitive, shall not constitute a waiver of rights or obligations under the Lease. Lessor’s or Lessee’s waiver of any right or any default shall not constitute waiver of other rights, violations, defaults, or subsequent rights, violations, or defaults under this Lease. No act or omission by Lessor or Lessor’s agents shall be deemed an acceptance or surrender of the Leased Premises, and no agreement by Lessor to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized agent of Lessor.

23.1 Building Rules.

Lessee will comply with Lessor’s rules for the Building which are attached as Exhibit F-2. The rules are subject to reasonable change if the changes are applicable to all tenants of the Building and notice has been reasonably provided. Separate parking rules are contained in paragraph F-1. Lessee agrees to provide a copy of the Building Rules (Exhibit F-2) to each of Lessee’s employees.

24.1 Transfer of Ownership by Lessor.

If Lessor transfers ownership of the Building (other than as security for a mortgage) and if Lessor has delivered to the transferee all of Lessee’s Security Deposits and any prepaid Rents, Lessor shall be released from all liability under the Lease; and such transferee shall become liable as Lessor. Such right to be released of liability shall accrue to subsequent owners only if such transfer is in good faith and for consideration.

25.1 Mortgages.

Unless otherwise provided in this Lease, Lessee shall subordinate and attorn to mortgage liens now or hereafter on the Building. Lessee agrees to execute, from time to time, documentation therefore which is necessary in the reasonable judgment of Lessor. This Lease shall be subordinate to all existing and future mortgages. However, such mortgagees may at any time subordinate their lien to this Lease by filing a subordination notice in the county real property records without necessity of notice to Lessee. Lessee waives and holds any mortgagee or holder of a security interest harmless from all claims of Lessee against Lessor arising prior to such mortgagee succeeding to the Lessor’s ownership interest in the property.

If requested in writing by Lessor, Lessee shall not seek to enforce any remedy it may have for any default on the part of Lessor without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Lessor’s Mortgagee (defined as the mortgagee under any such mortgage) whose address has been given to Lessee, and affording such Mortgagee a reasonable opportunity to perform Lessor’s obligations under this Lease.

26.1 Surrender of Leased Premises.

Upon expiration or early termination of this Lease, Lessee shall surrender the Leased Premises in the same condition as on the date of Lease Commencement by Lessee (as changed or improved from time to time in accordance with this Lease), less ordinary wear and tear from ordinary use Removal of property from the Leased Premises is subject to paragraph 14.1. Upon surrender, Lessee must provide Lessor with all of Lessee’s keys and access cards to the Building and Leased Premises and the combination to all safes and vaults, if any in the Leased Premises. Lessor may charge Lessee for any lost keys and access cards not surrendered at lease expiration.

27.1 Holding Over.

If Lessee remains in possession of the Leased Premises after the expiration or mutually-agreed termination date of the Lease, without the execution by Lessor and Lessee of a new Lease or a renewal or extension of the Lease, then (1) Lessee shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance on a daily basis, subject to all obligations of the Lease, (2) Lessee shall pay Rent for the entire holdover period at the rate of 150% of the then-current rental rate under this Lease or 150% of the then-current market rental rate for the space as reasonable determined by Lessor, whichever is greater, (3) Lessee shall be subject to all other remedies of Lessor as provided in paragraph 19.1, (4) Lessee shall indemnify Lessor and/or prospective tenants for damages, including lost rentals, storage expenses, and attorney’s fees, and (5) at Lessor’s sole option, Lessee may extend the Lease Term for a period of one month at the rate of 150% of the then-current rental rate under this Lease or 150% of the then-current market rental rate for the space as reasonably determined by Lessor, whichever is greater, by giving written notice to Lessee or to the Leased Premises while Lessee is holding over. Holdover Rents shall be immediately due on a daily basis

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

and delinquent without notice or demand; and the prior written notice and waiting period requirements of this Lease shall not be necessary in order for Lessor to exercise remedies thereunder.

28.1 Signs and Building Name.

There shall be no signs, symbols, or identifying marks on or in the Building, halls, elevators, staircases, entrances, parking areas, landscape areas, doors, walls, or windows without prior written approval of Lessor, provided, however, that Lessee may prominently display its company signage inside the Leased Premise. Lessor shall provide and pay for the initial Building standard suite sign and directory strip. If the Lease Term is less than 12 months, the cost of initial suite signage for Lessee’s space and initial directory strip shall be at Lessee’s expense. All signs or lettering shall conform to the sign and lettering criteria established by Lessor. Unless otherwise stated in the rules, suite signage and Building directory changes shall be done exclusively by Lessor and at Lessee’s expense. Lessor may remove all unapproved signs without prior notice to Lessee and at Lessee’s expense. Lessor may change the name of the Building upon six months’ written notice to Lessee. Lessee name on suite sign and directory strip must be the same entity that is Lessee on the Lease Agreement or a registered/filed assumed business name.

29.1 Notices.

Whenever written notice is required or permitted under this Lease, such notice shall be in writing and shall be either (a) hand delivered personally to the party being notified, (b) hand delivered to or inside such party’s mailing address, (c) delivered by fax provided there is a fax transmittal confirmation, or (d) delivered at such party’s mailing address by overnight commercial courier or by certified mail, return receipt requested. The notice address of Lessor shall be the address to which Lessee normally mails or delivers the monthly Rent unless Lessor notifies Lessee of a different address in writing. The notice address of Lessee shall be the address set forth in 5(b) of the Basic Lease Summary under this Lease. However, if Lessee vacates the Leased Premises, it shall be Lessee’s last address known by Lessor. Hand delivered notice is required only when expressly required in the Lease. Notice by non-certified mail is sufficient if actually received by the addressee or an employee or agent of addressee. The term “notice” shall be inclusive of notices, billings, requests, and demands.

30.1 Estoppel Certificates.

From time to time, upon seven (7) days’ prior written request from Lessor, Lessee shall execute and deliver to Lessor an estoppel certificate in a form similar to the attached as Exhibit G. The form in Exhibit G may be changed as reasonably required by a prospective purchaser or lender. If any statement in the estoppel certificate form is contrary to the facts existing at the time of execution of such form, Lessee may correct same before signing. Reasonable modifications in the form may be made as requested by a prospective lienholder or purchaser. The estoppel certificate may be conclusively relied upon by Lessor and by any prospective lienholder or purchaser of the Leased Premises. If Lessee fails to comply with the foregoing by the end of such seven (7) day period, it shall be conclusively presumed that (1) this Lease is in full force and effect without any subleases or assignments and is unamended or modified except for amendments verified by affidavit of Lessor to the prospective lienholder or purchaser, (2) no Rents, Security Deposits, or other charges have been prepaid, (3) the statements contained in the estoppel certificate form (Exhibit G) are correct, (4) there are no uncured defaults by Lessor, (5) Lessee has no right of offset or rescission, and (6) any prospective purchaser or lienholder may conclusively rely on such silence or noncompliance by Lessee and may conclusively assume no Lessor defaults within the four (4) months following Lessee’s receipt of Lessor’s request for an estoppel certificate.

31.1 Successors.

This Lease shall bind and inure to the benefit of the parties, any guarantors of this Lease, and their respective successors and assigns.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

31.2 Leasing Agent Commissions.

No leasing commission shall be due by Lessor to any leasing agent unless in writing in a separate agreement. Commission agreements executed by Lessor shall be binding on subsequent Building owners if the tenant of the Lease in question is in possession at the time of transfer of Building ownership.

32.1 Building Operating Expenses.

In addition to the monthly Base Rent in Basic Lease Summary #7, Lessee shall pay Pass-Thru Rent on a monthly basis, equivalent to Lessee’s Pro Rata Share of actual Building Operating Expenses as per Exhibit C. Lessee’s responsibility for payment of Building Operating Expenses shall be subject to the Expense Stop referred to in Basic Lease Summary #8

33.1 Representations and Warranties by Lessor.

Lessor warrants that Lessor is the sole owner of the land and improvements comprising the Building and that Lessor has full right to enter into this Lease. Lessor’s duties and warranties are limited to those expressly stated in this Lease and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Lessor other than those expressly contained in this Lease.

34.1 Representations and Warranties by Lessee.

Lessee warrants to Lessor that (1) the financial statements of Lessee heretofore furnished to Lessor are true and correct to the best of Lessee’s knowledge, (2) there has been no significant adverse change in Lessee’s financial condition since the date of the financial statements, (3) the financial statements fairly represent the financial condition of Lessee upon those dates and at the time of execution hereof, (4) there are no delinquent taxes due and unpaid by Lessee, and (5) Lessee and none of the general partners of Lessee (if Lessee is a corporation or partnership) have ever declared bankruptcy. Lessee warrants that Lessee has disclosed in writing to Lessor all lawsuits pending or threatened against Lessee, and Lessee has made no material misrepresentation or material omission of facts regarding Lessee’s financial condition or business operations. All financial statements must be dated and signed by Lessee. Lessee acknowledges that Lessor has relied on the above information furnished by Lessee to Lessor and that Lessor would not have entered into this Lease otherwise.

35.1 Place of Performance.

Unless otherwise expressly stated in this Lease, all obligations under this Lease, including payment of Rent and other sums due, shall be performed in the county where the Building is located, at the address designated from time to time by Lessor.

36.1 Miscellaneous.

This Lease contains the entire agreement of the parties. No other written or oral promises or representations have been made, and none shall be binding. This Lease supersedes and replaces any previous Lease between the Lessee and Lessor on the Leased Premises, including any renewals or extensions thereunder. Except for reasonable changes in written rules, this Lease shall not be amended or changed except by written instrument, signed by both Lessor and Lessee. Lessor’s agents do not and will not have authority to (1) make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease, (2) waive any right, requirement, or provision of this Lease, or (3) release Lessee from all or part of this Lease, unless such action is in writing and signed by both parties to this Lease. Multiple Lessees (as identified in Basic Lease Summary #5) shall be jointly and severally liable under this Lease. Notices, requests, or agreements to, from, or with one of multiple Lessees shall be deemed to be to, from, or with all such Lessees. Under no circumstances shall Lessor or Lessee be considered an agent of the other. The Lease shall not be construed against either party more or less favorably by reason of who drafted the Lease or changes in the Lease. Texas law applies. If any date of performance or exercise of a right ends on a Saturday, Sunday, or state holiday, such date shall be automatically extended through the next business day. Time is of the essence; and all performance dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided. Time for performance of non-monetary obligations of either party shall be reasonably extended to the extent delay is caused by force majeure, i.e., a cause such as riot, strikes, etc., beyond the control of the party obligated to perform. If any provision of this Lease is invalid under present or future laws, the remainder of this Lease shall not be affected.

37.1 Hazardous Materials.

Various materials utilized in the construction of any improvements to the Building or in the use thereof, past or present, may contain materials that have been or may in the future be determined to be hazardous. For example, some electrical transformers and other electrical components can contain PCBs, and asbestos may have been used in a wide variety of Building components such as fire-proofing, air duct insulation, acoustical tiles, spray-on acoustical

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

materials, linoleum, floor tiles and plaster. Such substances may be present on or in soils, underground water, Building components or other portions of the Leased Premises in areas that may or may not be accessible or noticeable. Current federal, state and local laws and regulations may require the clean-up of such hazardous or undesirable materials. Lessor, real estate brokers, and leasing agents in this transaction have no expertise with respect to hazardous materials and have not made, nor will any of their statements constitute representations, either express or implied, regarding the existence or nonexistence of hazardous materials in or on the Leased Premises.

38.1 Confidentiality.

Lessee acknowledges that the terms and provisions of this Lease, if disclosed to third parties, could interfere with and injure Lessor’s business relationship with or ability to lease to other existing or prospective tenants. Therefore, except as otherwise provided herein, Lessee agrees to keep confidential any and all terms and provisions of this Lease, including but not limited to Rent amounts, tenant improvements, Pass-Thru Rent terms and calculations, etc. unless, however, the Lessee is required by legal process to disclose certain material facts of this Lease, which facts may be disclosed without Lessor’s prior consent. Signature of person signing as same may be subsequently amended or modified together with all information, business terms, agreements, and other matters discussed during the lease negotiations or to be subsequently discussed between Lessee, Lessor, their leasing agents, or their respective representatives and to not disclose same in any way to any persons or entities without Lessor’s written consent which Lessor shall have no obligation to give. Provided, however, Lessee may reveal such (if applicable) information to those agents and employees of Lessee made aware of such information shall be informed by Lessee of this Confidentiality Agreement, and Lessee shall be responsible for their compliance with same. In this Confidentiality Agreement, the term “Lessee” shall include Lessee, and any agent, owner, employee, officer, director or affiliate of Lessee.

Notwithstanding the above, Lessee may disclose to any entity from which Lessee is attempting to secure financing those terms of the Lease and the financing. Lessee shall, however, inform the lender of the Confidentiality Agreement and Lessee shall require the lender to comply with the terms hereof. Also, Lessee may disclose the terms of this Lease if required to do so by court order.

If any terms of this Lease are disclosed by Lessee to any third party other than as expressly allowed, or if any third party becomes aware of said information due to a previous disclosure of same by Lessee, Lessor shall, in addition to any other remedies Lessor may have against Lessee at law, in equity, or pursuant to the terms of this Lease, have available to it the following remedy:

(a)	Lessor may secure injunction or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of this provision; and

39.1 Special Conditions.

Additional provisions of this Lease are set forth in Exhibit J.

40.1 Exhibit List.

The exhibits attached to this Lease are listed below. All exhibits are a part of this Lease except for those which have been lined out or which have been shown below as omitted.

Exhibit A	Floor Plan of the Leased Premises (paragraph 1.1)
Exhibit B	Legal Description of Office Building (paragraph 1.1)
Exhibit C	Building Operating Expense Pass-Thru Calculations (paragraphs 2.1 and 32.1)
Exhibit D	Commencement Agreement
Exhibit E	Construction by Lessor or Lessee (Paragraph 5.1)
Exhibit F-1	Parking Rules (paragraphs 9.2 and 23.1)
Exhibit F-2	Building Rules (paragraph 23.1)
Exhibit G	Estoppel Certificate (paragraph 30.1)
Exhibit H	Intentionally Deleted
Exhibit I	Corporate Resolution Authorizing Lease or Guaranty
Exhibit J	Special Conditions (paragraph 39.1)
Exhibit K	Acknowledgement of Receipt of Agency Disclosure

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

41.1 Lease Dates and Authority to Sign.

The “Identification” date of this Lease is the date specified in the Basic Lease Summary. The “Effective Date” on which this Lease becomes binding is the date on which the Lease has been signed by Lessor, Lessee, and any guarantors (if applicable). The names and signatures of all parties are shown below; and all persons signing have been duly authorized to sign. If Lessee is a corporation, a corporate resolution authorizing Lessee to execute this Lease is attached as Exhibit I. Corporate seals are unnecessary under Texas law.

LESSOR	LESSEE

STONECLIFF OFFICE, L.P.	PAIN THERAPEUTICS, INC.
Printed name of company or firm (if applicable)	Printed name of company or firm (if applicable)

Printed name of person signing	Printed name of person signing

Signature	Signature

EXECUTIVE VICE PRESIDENT
KUCERA MANAGEMENT, INC.,
AS AUTHORIZED MANAGING AGENT	CEO AND PRESIDENT
Title of person signing (if applicable)	Title of person signing (if applicable)

Date signed	Date signed

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

EXHIBIT A

Floor Plan of the Leased Premises

(see paragraph 1.1 of Lease)

Lessor warrants that the Premises, as outlined herein, have been measured in accordance with BOMA standards.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  B

Legal Description of Office Building

by lot, block, subdivision, and county or

by metes and bounds description

(see paragraph 1.1 of Lease)

DESCRIPTION OF 12.77 ACRES, MORE OR LESS, OF LAND AREA IN THE JAMES COLEMAN SURVEY NO. 25, IN TRAVIS COUNTY, TEXAS, BEING THAT SAME TRACT OF LAND DESCRIBED IN A DEED DATED JUNE 5, 2000 FROM LAKELINE-V, INC. AND RON REUE TO AUSTIN #3 ASSOCIATES, L.P., A COLORADO LIMITED PARTNERSHIP DOING BUSINESS IN TEXAS AS MGA AUSTIN #3 ASSOCIATES, L.P., AS RECORDED IN DOCUMENT NUMBER 2000087318, OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2” iron rod found in the southeast line of Capital of Texas Highway N. also known as Loop 360, for the west corner of the aforereferenced Lakeline-V, Inc. Tract, same being the north corner of Lot 1, Block “A”, Continuum Office Park, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 101, Pages 72-73, Plat Records of Travis County, Texas, and being the west corner of the herein described tract of land;

THENCE leaving the PLACE OF BEGINNING and the aforereferenced Lot 1, with the common line of said Capital of Texas Highway N. and the Lakeline-V, inc. Tract, the following five (5) courses:

1.	N 45°55’30”E 199.26 feet to a 1/2” iron rod found in the remains of a concrete highway monument;
2.	N 57°12’ 15”E 102.09 feet to a concrete highway monument;
3.	N 46°05’00”E 354.84 feet to a 1/2” iron rod found in the remains of a concrete highway monument;
4.	N 61°24’00”E 150.38 feet to a concrete highway monument found; and
5.	N 46°04’15”E 66.83 feet to a 1/2” iron rod found for the north corner of the Lakeline-V, Inc. Tract, same being the west corner of that 043 acre of land described in a deed dated March 7, 1979 from C.B. Carpenter; et al, to the City of Austin, as recorded in Volume 6512, Page 1874, Deed Records of Travis County, Texas; same being the north corner of the herein described tract of land;

THENCE leaving Capital of Texas Highway N., with the common line of the Lakeline-V, Inc. Tract and the aforereferenced 0.63 acre City of Austin Tract, the following two (2) courses:

1.	S 61°55’15”E 398.86 feet to a 1/2” iron rod found; and
2.	S 73°56’30”E 130.03. feet to a 1/2” iron rod found for the east corner of the Lakeline-V, Inc. Tract, same being the south corner of the 0.63 acre City of Austin, Tract, and being the west corner of that 2.28 acre tract of land described in a deed dated March 29, 1979, from W.H. Bullard, to the City of Austin, as recorded in Volume 6511, Page 1554, Deed Records of Travis County, Texas, also being the north corner of Vista North, Section Two-A, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 85, Page 98D-99A, Plat Records of Travis County, Texas, and being the east corner of the herein described tract of land;

THENCE leaving the City of Austin Tracts, with the common line of the Lakeline-V, inc. Tract and the aforereferenced Vista North, Section Two-A, S 32°09’00”W 309.04 feet to a 1/2” iron pipe found for the west corner of said Vista North, Section Two-A, same being the north corner of that 19.83 acre tract of land described in a deed dated January 30, 1985 from Milburn Investments, inc., to the City of Austin, as recorded in Volume 9047, Page 207, Deed Records of Travis County, Texas;

THENCE leaving Vista North, Section. Two-A, with the common line of the Lakeline-V, Inc. Tract and the aforereferenced City of Austin. Tract, S 28°47’30”W 546,65 feet to a 1/2” iron pipe found for the south corner of the Lakeline-V, Inc. Tract, same being the east corner of the aforereferenced Lot l and being the south comer. of the herein described tract of land;

THENCE leaving the City of Austin Tract, with the common line of the Lakeline-V, inc. Tract and Lot 1, N 60°22’03”W 821.28 feet to PLACE OF BEGINNING.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  C

Page One of Two

Building Operating Expense Pass-Thru Calculations

(see paragraph 2.1 of Lease)

(a) “ESTIMATED” PRO RATA SHARE BUILDING OPERATING EXPENSES. On or before the beginning of each calendar year, Lessor shall calculate the estimated Building Operating Expenses for the upcoming calendar year, according to the criteria in subparagraph (c) below. One-twelfth of Lessee’s Pro Rata Share of estimated Building Operating Expenses which are in excess of any Expense Stop shall be due on the first of each month as “Pass-Thru Rent”.

(b) YEAR-END ADJUSTMENT FOR OVERPAYMENT OR UNDERPAYMENT BY LESSEE BECAUSE OF DIFFERENCES BETWEEN “ESTIMATED” AND “ACTUAL” BUILDING OPERATING EXPENSES. After each calendar year of the Lease Term and renewal or extension periods, Lessor shall determine the actual Building Operating Expenses for the preceding calendar year. If it is then determined that actual Building Operating Expenses were less than estimated expenses and that Lessee’s monthly payments of estimated expenses over Lessee’s Expense Stop figure were too much, Lessor shall promptly credit to Lessee the excess amount paid by Lessee in the form of Rent credit or refund the amount if the Lease has expired and Lessee has vacated the Leased Premises and provided a forwarding address to Lessor. If it is determined that actual Building Operating Expenses were more than estimated expenses and that Lessee’s monthly payments of estimated expenses over Lessee’s Expense Stop figure were insufficient, Lessor shall invoice Lessee for the amount of Lessee’s underpayment. Payment thereof shall be due upon delivery of invoice to Lessee. Payment may be made prior to or with the next scheduled Rent payment occurring at least ten (10) days after the invoice date, but not later. The foregoing calculations and adjustments may also be made one or more times during the calendar year, at Lessor’s option.

(c) DEFINITION OF BUILDING OPERATING EXPENSES. Building Operating Expenses for each calendar year shall include: all ad valorem taxes, assessments and related government charges becoming due on the Building and personal property used in operation of the Building in such period; utilities; insurance premiums for fire, extended coverage, vandalism, and liability on the Building and personal property used in Building management; interior and exterior landscape expenses; janitorial expenses; window cleaning; supplies; painting, roof repairs, window replacement, and other maintenance expenses; licenses; permits; advertising; management and maintenance salaries and bonuses; payroll taxes; management office overhead and management fees; and all other managerial, administrative and operating expenses which are reasonably related to the operation of the Building and utilities serving same. No such category shall include more than 12 months’ worth of expenses. Building Operating Expenses shall also include the following improvements if amortized over the useful life of such improvements together with interest at 8% per annum on the unamortized cost: (i) improvements which or are designed to reduce Building Operating Expenses, (ii) improvements or modifications required by governmental agencies following completion of the Building, and (iii) improvements to the Common Areas of the Building, including but not limited to carpeting, floor covering, draperies and wall coverings. Building Operating Expenses shall be calculated on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The word “Building” as referred to above shall include the Building, parking areas, parking garage (if any), and Common Areas.

Building Operating Expenses shall not include: principal and interest payments on mortgages; depreciation or improvements which IRS requires to be depreciated (except as provided above); expenses of repairing damage of the type normally covered by fire, vandalism, flood, and EC insurance; any expense paid or reimbursed from insurance proceeds; costs of repairing damage for which Lessor is entitled to reimbursement from others; remodeling costs for new or existing tenants; Common Area improvements or personal property required by other tenants to be made, purchased, or furnished to such tenants; utility and air conditioning or heating costs or other expenses which are separately billed to specific tenants; leasing commissions; expenses of marketing vacant space in the Building; legal fees; structural repairs to roof, foundation, and walls; asbestos removal; and installation of new sprinklers, fire alarms, and smoke detector systems.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  C

Page Two of Two

If utilities and taxes included in “Building Operating Expenses” are not payable, billed or otherwise due so as to allow an accurate calculation of said factors annually, then Lessor, in its reasonable discretion, may estimate and prorate said expenses on an annual basis, and said factors shall be properly adjusted by Lessor when they actually become due and payable. Otherwise, expenses must be supported by invoices and actually paid. Notwithstanding anything is this subsection (c) of this Exhibit, if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Building, there is levied on Lessor a capital tax directly on the Rents received therefrom or a franchise tax, assessment, or a charge based, in whole or in part, upon such Rents (including but not limited to the tax imposed pursuant to the 2006 amendments to the Texas Tax Code, Chapter 171, and all subsequent legislation altering, or modifying such amendments, pertaining to certain franchise, margin, revenue, or income taxes, imposed on any entity pursuant to such legislation), then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” hereof.

(d) DEFINITION OF PRO RATA SHARE. Lessee’s Pro Rata Share of estimated and actual Building Operating Expenses is specified in Basic Lease Summary #4.

(e) PERCENTAGE OF BUILDING OCCUPIED. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the Rentable Area thereof, the Operating Costs for such period shall, for the purposes of calculating Building Operating Expenses, be increased to the amount which would have been incurred if the Rentable Area of the Building had been 95% occupied for the entire year.

(f) DELAY IN IMPLEMENTATION. At Lessor’s option, adjustments may be delayed. Lessor’s delay in implementing such adjustments shall not waive Lessor’s right thereto, and the most recent monthly rental figures shall continue to be paid during such delay. If Lessor delays in timely calculating adjustments, such adjustments shall be retroactive to the respective date on which Lessor had a right to make such adjustment; and such delayed Rent adjustments shall become due upon written notice to Lessee.

(g) EXAMINATION OF RECORDS. Provided Lessee has paid all Rent, Pass Thru Rent and other amounts of every kind due and unpaid under this Lease, upon reasonable notice to Lessor in writing, Lessee may, at Lessee’s sole expense, examine or audit Lessor’s invoices and statements related to Building Operating Expenses for the year immediately preceding, such review to be conducted at the place where such invoices and statements are customarily maintained by Lessor. Examination or audit of Building Operating Expenses for a particular year must be completed no later than four (4) months after Lessee’s receipt of a reconciliation notice or statement of Building Operating Expenses for that year. If not examined or audited within the four (4) month period, such reconciliation shall be deemed as accepted and agreed to by all parties. Lessee and Lessee’s agents and employees shall keep confidential all results of the audit. If Lessee objects to Lessor’s accounting of any Building Operating Expenses, Lessee shall, within 30 days after the completion of Lessee’s audit, notify Lessor that Lessee disputes the correctness of such accounting, specifying the particular line items which Lessee claims are incorrect. If such dispute has not been settled by agreement within 30 days thereafter, either party may submit the dispute to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding on Lessor and Lessee and judgment thereon may be entered in any court of competent jurisdiction.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

EXHIBIT D

COMMENCEMENT AGREEMENT

(To be signed at move-in)

The undersigned parties acknowledge that the Lease described below is in full force and effect and that Lessee has taken possession of the space.

Date of Lease:
Lessor:
Lessee:
First Guarantor, if any (not Lessee’s name):
Second Guarantor, if any (not Lessee’s name):
Building name:
Suite Number(s):
Building address:

The lease term, commencement dates, lease anniversary date, and ending date of the initial Lease as defined in Items #6 and #7 of the Basic Lease Summary in the above Lease are as follows:

Lease Term: full calendar months
Lease Commencement Date:	Base Rent Commencement Date:
Lease Anniversary Date:	Pass-Thru Rent Commencement Date:
Lease Expiration Date:

Base Rent:	Term	Monthly Rent	Term Rent	Annual Rent psf

Except as provided to the contrary herein, all the remaining terms, covenants, and provisions of the Lease Agreement shall remain in full force and effect and unmodified hereby.

LESSOR	LESSEE
(To be signed at move-in)	(To be signed at move-in)

Printed name of company or firm (if applicable)	Printed name of company or firm (if applicable)

Printed name of person signing	Printed name of person signing

Signature	Signature

EXECUTIVE VICE PRESIDENT,

KUCERA MANAGEMENT, INC.	Title of person signing (if applicable)
AS AUTHORIZED MANAGING AGENT
Title of person signing (if applicable)
Date signed

Date signed

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  E

Tenant Finish Out

Lessee accepts the Leased Premises in “As-Is” condition.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  F-1

Parking Rules

(see paragraph 9.2 of Lease)

It is the desire of Lessor to maintain and operate the parking areas (and parking garage, if applicable) in an orderly manner. The following rules and regulations apply to all Lessees in the Building and their agents, employees, family, licensees, invitees, visitors, and contractors unless otherwise stated. Lessor reserves the right to rescind these rules, make reasonable changes, or make other reasonable rules and regulations for the safety, care, and cleanliness of the parking garage, if applicable, and parking areas and for the preservation of good order.

1. TRAFFIC SIGNS. All persons parking in the parking areas and parking garage shall observe posted signs and markings regarding speed, stop signs, traffic lanes, reserved parking, no parking, parking stripes, etc.

2. LESSEE EMPLOYEE AND CUSTOMER PARKING. Lessees and their employees and customers [ X ]may OR [    ]may not park without charge. Lessor reserves the right to utilize any reasonable system by which Building tenants may pay for parking of their guests or customers.

3. TRASH. All persons parking in the parking garage or parking areas shall refrain from throwing trash, ashtray contents, or other debris on the garage floor or parking areas.

4. FLAT TIRES. All vehicle owners and all persons parking in the parking garage or parking areas shall be responsible for promptly repairing flat tires or other conditions of the vehicle which cause unsightliness in the reasonable judgment of Lessor.

5. REMOVAL OF UNAUTHORIZED VEHICLES. If vehicles are blocking driveways or passageways or parked in violation of these rules and regulations or state statutes, Lessor may exercise vehicle removal remedies under Texas Transportation Code, Chapter 684 upon compliance with statutory notice.

6. SECURITY. Lessor shall use reasonable diligence in the maintenance of existing lighting in the parking garage or parking areas. Lessor shall have no duty for additional lighting or any security measures in the parking areas, including the parking garage.

7. PARKING OF EMPLOYEE VEHICLES. Lessor may from time to time designate specific areas in which vehicles owned by Lessee and Lessee’s employees, sublessees, assignees, licensees, and concessionaires shall be parked. Lessee shall use best efforts to see that such vehicles are parked in such areas. Upon request by Lessor, Lessee shall furnish Lessor a complete list of license numbers of all vehicles operated by Lessee and the above listed persons. Lessor may charge reasonable parking fees for such vehicles not parked in the designated areas.

8. PARKING OF TRUCKS AND DELIVERY VEHICLES. Without Lessor’s prior written approval, no trailers or large trucks may be parked in the parking areas except for temporary loading or unloading. Service and delivery vehicles may be parked in loading zones only when necessary.

9. TIMELY PAYMENT OF PARKING RENT. If applicable, Lessee shall be entitled to monthly parking rights in the parking garage only upon timely payment of the then current monthly parking rent, in advance. Lessee may rent less than the allowed number of spaces. Lessee may rent more than the allowed number of spaces if available in the reasonable judgment of Lessor.

10. CONTROL DEVICES. Lessor reserves the right to install or utilize any reasonable system of entry and exit control devices in marked loading areas.

11. ILLEGALLY PARKED VEHICLES. Lessor has no duty to patrol for illegally parked vehicles or to have them removed. Parking is for daily employee parking only and vehicles may not be left for periods longer than one week. Employees may not use more than one parking space at a time.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  F- 2

Page One of Three

Building Rules

(see paragraph 23.1 of Lease)

LESSEE AGREES TO PROVIDE A COPY OF THESE RULES TO EVERY EMPLOYEE

It is the desire of Lessor to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for all tenants. Any action or condition not meeting this high standard should be reported directly to the Lessor. Cooperation by all Lessees will be sincerely appreciated. The following rules and regulations apply to all Lessees in the Building and their agents, employees, family, licensees, invitees, visitors, and contractors unless otherwise stated. Pursuant to paragraph 23.1 of the Lease, Lessor reserves the right to rescind these rules, make reasonable modification thereto, and make other reasonable rules and regulations for the safety, care, and cleanliness of the Building and for the preservation of good order.

1. DELIVERIES AND MOVEMENT OF FURNITURE. Movement into or out of the Building of furniture and equipment shall be restricted to hours, stairways, and elevators designated by Lessor. Unless Lessor notifies Lessee otherwise, only the freight elevator (if applicable) may be used for such purposes, and such elevator may be used only after regular business hours without prior approval of Lessor. All such movement and delivery shall be under the supervision of the Lessor and carried out in a manner agreed between Lessee and the Lessor, by prearrangement. Prearrangement shall include time, method, routing, and any limitations imposed for reasons of safety or non-disturbance of others. The hold harmless and indemnification provisions of paragraph 12.3 shall apply to the foregoing. Lessor requires that movement of furniture or equipment which interferes with normal Building traffic shall be made at hours other than normal business hours.

2. OBSTRUCTION OF PASSAGEWAYS. None of the passageways, outside entries, exterior doors, elevators, hallways, or stairways shall be locked or obstructed. No rubbish, trash, litter, or materials of any nature may be emptied or thrown into these areas. These areas may be used only for ingress and egress.

3. DOORS AND DOORLOCKS. When Lessee’s corridor doors are not in use, Lessee shall use its best efforts to keep them closed on all floors where Lessee is a partial tenant on the floor. No additional locks shall be placed on any doors in the Leased Premises without written consent of Lessor. Lessee shall not change, alter, or replace locks provided by Lessor on doors in the Building, except with written permission of the Lessor. All necessary keys shall be furnished by Lessor, and Lessor shall be entitled to have a key for every door in the Leased Premises. Lessee shall surrender all keys upon termination of Lessee’s right of occupancy; and at such time, Lessee shall give Lessor the combination to all vaults or combination locks remaining in the Leased Premises after surrender by Lessee.

4. SAFES. Safes and other heavy articles shall be carried onto the Leased Premises only at such times and in such manner as prescribed by Lessor. Lessor shall have the right to specify weight limitations and positioning of safes or other heavy articles. Any damage done to the Building by installation, presence, or removal of a safe or other article owned or controlled by Lessee on the Leased Premises, shall be paid for by Lessee.

5. REMOVAL OF FURNITURE. Removal of furniture or equipment from the Leased Premises shall require presentation of written authorization by an authorized representative of Lessor. Security guards, watchmen, janitors, and other Building employees will have the right to challenge all persons leaving the Building with such items.

6. INSTALLATION AND REPAIR WORK. Lessee shall refer all contractors, contractors’ representatives, and installation technicians who render any service on or to the Leased Premises, to the Lessor for approval and supervision before performance of any service. This provision shall apply to all work performed in the Building, including installation of telephones, electrical lines, and other electrical devices where such installation affects the floors, walls, woodwork, trim, windows, ceilings, mechanical equipment, or any other part of the Building. If Lessee desires telephone or other electronic connections, Lessee shall notify Lessor; and Lessor shall then direct installation servicemen as to where and how wires may be introduced. Without such directions, no such installations shall be permitted.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

EXHIBIT F-2 (cont’d)

Page Two of Three

7. HAZARDOUS MATERIALS. Lessee shall not place or install, on the Leased Premises or any part of the Building, any explosive, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous materials without written consent of the Lessor. Lessee shall not operate electric space heaters, stoves, engines, or other equipment not typical of an office building without written consent of the Lessor. Space heaters pose a serious safety risk and will be removed and disposed of by Lessor from any Lease Premises without any notice.

8. ENTRY BY LESSOR. Lessor shall have the right to enter the Leased Premises for the purposes set forth in paragraph 9.1 of the Lease at all times.

9. PLUMBING. Plumbing fixtures and appliances shall be used only for the purposes for which they were constructed. No sweeping, rubbish, rags, or other unsuitable materials may be thrown or placed in plumbing fixtures or appliances. The cost of any stoppage or damage resulting from negligence or improper use of these fixtures and appliances by Lessee or Lessee’s agents, employees, family, invitees, licensees, or visitors shall be paid for by the Lessee.

10. WINDOWS. Lessee shall not allow windows within the Leased Premises to be opened at any time, except in emergencies. Nothing shall be thrown out of the windows of the Building or down the stairwells or other passages. Lessor reserves the right to cause any or all windows of the Building to be locked, sealed, closed, or otherwise made inoperable, or to install permanent or temporary screens thereon, and to include the cost thereof with the Building Operating Expenses.

11. THEFT AND DAMAGES. Lessor shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the Leased Premises or from the public areas of the Building, regardless of whether such loss occurs when the area is locked against entry. Lessor will not be liable to Lessee, or Lessee’s employees, customers, or invitees for any damages or losses to persons or property caused by other lessees in the Building or for damages or losses caused by theft, burglary, assault, vandalism, or other crimes. Lessor shall not be liable for personal injury or loss of Lessee’s property from fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosions, or interruption of utilities unless such injury or damage is caused by negligence of Lessor. If this does indeed require same, Lessor strongly recommends that Lessee secure Lessee’s own insurance to protect against the above occurrences.

12. ANIMALS. No birds, fowl, or animals (except guide dogs for handicapped persons) shall be brought into or kept in or about the Building or Common Areas.

13. BICYCLES AND OTHER VEHICLES. No bicycles, motorcycles, or similar vehicles shall be allowed in the Building. No trailers or large trucks may be parked in the parking areas except for temporary loading or unloading.

14. RESIDENTIAL USE. No sleeping, cooking, clothes cleaning, or laundering is permitted on the Leased Premises without written consent of Lessor.

15. INTOXICATION. Lessor reserves the right to exclude or expel from the Building any person who in the reasonable judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any rules of the Building.

16. DISTURBANCES. Lessee shall not obstruct, disturb, or interfere with the rights of other Lessees or occupants or in any way injure or annoy them. Lessee shall not make any noises or odors by any means which, in the reasonable judgment of Lessor, are likely to disturb other lessees or occupants of the Building.

17. COMPLIANCE WITH SAFETY AND SANITATION LAWS. Lessee shall comply with all laws relating to fire, safety, and sanitation, and shall comply with any requirements of Lessor’s insurance company with respect to fire prevention, safety standards, and sanitation.

18. CLEANING. Lessee shall not employ any person or persons without written consent of Lessor, for the purpose of cleaning or maintaining of the Leased Premises. Lessee shall cooperate with Lessor’s employees, agents, and cleaning personnel in keeping Lessee’s Leased Premises neat and clean. Any special cleaning requested by Lessee and performed by Lessor or Lessor’s employees, agents, or contractors shall be paid for by Lessee.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

EXHIBIT F-2 (cont’d)

Page Three of Three

19. SOLICITING. Canvassing, soliciting, or peddling in the Building is prohibited without written permission of Lessor, and Lessee shall cooperate to prevent same.

20. SIGNS. No signs, fixtures, or notices of any kind may be displayed except by written consent of Lessor, except that Lessee may display company signage inside the Leased Premise All signs shall conform to the requirements of paragraph 28.1 of the Lease.

21. NOTICE OF PERSONAL INJURIES OR UTILITY OR MECHANICAL PROBLEMS. Lessee shall give prompt notice to the Lessor, to the best of Lessee’s knowledge, of any significant accidents involving injury to persons or property, including plumbing, electrical, heating, air conditioning, stairwell, corridor, and elevator problems and/or personal injury and property damage caused thereby.

22. REQUESTS BY LESSEE. Except in emergencies, requests by Lessee shall be attended to only after written request by Lessee to the Lessor. Lessor’s agents are not allowed to perform or do anything outside their regular duties unless pursuant to special orders from Lessor. Lessee may not contract with Lessor’s agents for the performance of paid or free services to Lessee. If, at the request of Lessee, Lessor or Lessor’s agents furnish services, goods, labor, or material to Lessee which are not required to be furnished by Lessor under this Lease, Lessee shall pay for same upon delivery of a written statement therefore to Lessee.

23. BUILDING ACCESS. Lessor shall not be liable for damages for any good faith error with regard to admission or exclusion from the Building of any person. In case of fire, destruction, invasion, mob, riot, or other commotion, Lessor reserves the right to prevent access to the Building by closing the doors or otherwise.

24. REQUEST FOR EXTRA AIR CONDITIONING. Requests for heating or air conditioning before or after the hours of operation stated in paragraph 7.1 of the Lease must be received by Lessor at least 24 hours in advance.

25. LEASE PROVISIONS REGARDING LESSEE’S CONDUCT. Lessee shall comply with all the provisions of paragraph 9.2 regarding parking and paragraph 10.1 regarding occupancy, nuisance, and hazards.

26. ELEVATORS. Lessor shall not be liable for damages from stoppage of elevators for repair, service, or improvements, nor shall Lessor be liable for delays of any duration in connection with elevator repair, service, or improvements.

27. SMOKING. This is a non-smoking Building; smoking is not permitted anywhere inside the Building or within 15 feet of any Building entrance.

28. ICE, SLEET, SNOW, OR WATER. Lessor shall have no duty to remove, in whole or in part, ice, sleet, snow, or water from parking lots, walkways, sidewalks, or stairs, regardless whether they are covered, uncovered, inside, or outside of Buildings. At Lessor’s option, Lessor may remove such ice, sleet, snow, or water at any time, in whole or in part, with or without notice to anyone.

WATER LEAKS AND INFILTRATION. Lessee shall immediately notify Lessor of any visible water leaks, significant water spills on carpet, or water infiltration into any wall or ceiling in Lessee’s space or any mold or mildew in Lessee’s space.

30. EXCESS WEIGHT. Lessor reserves the right to prescribe and to approve the weight, size and location of safes, book shelves and other heavy equipment, fixtures and articles in and about the Leased Premises and Building. Lessee shall not overload any floors. Lessee shall be liable for any reinforcement of the floors or professional fees incurred to determine necessary measures. Damage caused to the Building by Lessee for failure to adhere to this rule will be Lessee’s sole cost.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  G

Page One of Two

This form is not to be filled in or executed at time of lease execution.

Estoppel Certificate

(see paragraph 30.1 of Lease)

The purpose of this certificate is to confirm the current status of matters relating to the Lease described below. It is for the benefit of the owner or prospective purchaser or mortgagee of the Building in which the Leased Premises are located.

1. The undersigned is the Lessee under a Lease between                    , as Lessor, and                    , as Lessee, dated                      on Leased Premises locally known as the                      building and located at                    . A copy of the fully executed Lease and any amendments or modifications thereto are attached. There are no other modifications or amendments to the above described Lease. The dates of any amendments or modifications are: (put “none” if inapplicable)                                                                     .

2. There are no unfulfilled written or verbal promises, representations, or warranties by Lessor.

3. There are no subleases of the Leased Premises or any portions thereof.

4. The Lease (together with any amendments or modifications referred to above) is in good standing and in full force and effect. Lessor is not in default. Lessee agrees to give notice of any Lessor default to any purchaser or lender making written requests to Lessee for same.

5. Except for Rents (if any) which may be due under the Lease for the current month, there are no Rents or other charges which have been prepaid by the undersigned Lessee to Lessor under the Lease other than the following:

6. The amount of Security Deposit currently posted by Lessee with Lessor is $         in the form of ( ) cash or ( ) an irrevocable, unconditional letter of credit issued by Bank Issuing Letter of Credit in favor of Lessor which is still valid.

7. Lessee acknowledges that the space being leased consists of              rentable square feet according to the Lease, that the improvements to be constructed by Lessor have been satisfactorily completed, that the Lease space has been accepted by Lessee, that Lessee now occupies the lease space, and that the Commencement Date for the Lease Term was             .

8. There are no Rentals which are due and unpaid. Rentals are fully paid (if required by the Lease) through the last day of the month in which this estoppel certificate has been executed.

9. There are no known offsets or credits against rentals except as expressly provided by the terms of the Lease. There is no known right of rescission and no known defense to Lessee’s future obligations to pay the specified rentals at the times and in accordance with the Lease Terms. Lessee has not received any concession (rental or otherwise) or similar compensation not expressed in the Lease which is presently in effect.

10. Lessee has no options or rights of refusal regarding the Leased Premises or additional rental space other than as set out in the Lease.

11. Lessee has not: (a) made a general assignment for the benefit of creditors; and (b) commenced any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (c) had any involuntary case, proceeding, or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, or

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

EXHIBIT G

Page Two of Two

composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (d) concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or (e) had a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of its property or had any court take jurisdiction of any other of its property.

12. Lessee agrees to furnish Lessor with estoppel letters on this form within 10 days (stating the then-current facts) after written request by Lessor or subsequent owners of the Building.

13. Lessee acknowledges that, upon 10 days’ prior written request of Lessor’s mortgagee at any time after foreclosure proceedings or a deed in lieu of foreclosure, Lessee shall attorn to the mortgage or foreclosure purchaser by recognizing such new owner as Lessor under the Lease provided that such purchaser shall recognize the rights of tenant under the Lease as long as tenant is not in default. The agreement of Lessee to attorn shall survive any foreclosure sale or deed in lieu of foreclosure. Lessee shall, upon 10 days’ written notice from Lessor’s mortgagee anytime before or after foreclosure sale, execute, acknowledge, and deliver to Lessor’s mortgagee all instruments and certificates that in the reasonable judgment of Lessor’s mortgagee may be necessary or proper to confirm such attornment.

14. Lessee acknowledges that this estoppel certificate and the statements therein may be conclusively relied upon by Lessor and by any prospective purchaser or lien holder of the Leased Premises.

15. The form of this estoppel certificate may vary, depending on lender or purchaser requirements. It is agreed that this certificate may be modified to conform to reasonable requests by lenders or purchasers.

16. This agreement shall be binding upon and shall inure to the benefit of the Lessor, any present or future mortgagee, any prospective buyer or master Lessee of the property, and their successors and assigns.

Dated this      day of         , 20    .

LESSEE:
Pain Therapeutics, Inc.

By

Printed name of signatory Remi Barbier

Title CEO and President

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  H

Intentionally Deleted

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  I

Certificate of Corporate Resolution Authorizing Lease or Guaranty

(see paragraphs 39.1 of Lease)

The undersigned, as secretary of the corporation named below, certifies that at a meeting of the board of directors of the corporation, duly called and held on the 17th day of September 2010            , at which a quorum of the directors were present and acting throughout, corporate resolutions substantially similar to the following were unanimously adopted and are still in force and effect:

RESOLVED that management shall be authorized to execute a lease for office space on behalf of the corporation and/or to guarantee performance of a lease for office space in Austin, Tx. The exact lease is described below:

Date of Lease:	December 28, 2010
Lessor:	StoneCliff Office, L.P.
Lessee:	Pain Therapeutics, Inc.
Building name:	StoneCliff
Suite Number(s):	260
Building address:	7801 Capital of Texas Highway, Austin, TX 78731
First Guarantor (not Lessee’s name):	N/A
Second Guarantor (not Lessee’s name):	N/A

RESOLVED FURTHER, that management is authorized on behalf of the Corporation to execute and deliver to the Lessor all instruments reasonably necessary for the Lease.

Lessor is entitled to rely upon the above resolutions until the board of directors of the corporation revokes or alters same in written form, certified by the secretary of the corporation, and delivers same, certified mail, return receipt requested, to the Lessor.

The corporation is duly organized and is in good standing under the laws of the State of Delaware and there are no proceedings pending to forfeit the corporation’s charter or right to do business in Texas.

WITNESS MY HAND this      day of         , 20

Pain Therapeutics, Inc.
Typed name of corporation

Signature of Chairman of the Board
Remi Barbier
Printed name of Chairman of the Board

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  J

Special Conditions

(see special conditions paragraph 39.1 of Lease)

The following special conditions shall apply to this Lease and shall prevail on any other provisions to the contrary.

FINANCIAL STATEMENTS. Prior to execution of this Lease and thereafter from time to time upon 15 days written request from Lessor, Lessee shall, upon written request, furnish to Lessor quarterly or annual financial statements, as available, of Lessee’s financial condition audited by an independent certified public accountant (if available) or an internally-prepared statement (if a CPA-prepared statement is unavailable), in the exact form as filed with the U.S. Securities & Exchange Commission on a quarterly or annual basis, certified by an officer of the corporation. . All financial statements shall be current within three months. Lessor will not disclose any aspect of Lessee’s financial statements that Lessee designates as confidential, except for (1) disclosing same to Lessor’s lenders or prospective lenders, purchasers or prospective purchasers, (2) litigation between Lessor and Lessee, or (3) court order.

CREDIT REPORTS. Lessee gives Lessor express permission to order a consumer report (credit report) from any consumer reporting agency before, during, and after Lessee’s tenancy for any legitimate business purpose.

EXPANSION OPPORTUNITY. Should the Lessor require further expansion space during the term of the Lease, Lessor will present all of the expansion possibilities within Stonecliff. If a solution, including all economic terms, is found which is suitable to both parties, Lessor will facilitate the relocation of Lessee to the other suite provided that both parties can reach agreement on terms.

BICYCLES. Lessee may have a bicycle or bicycles on the property, not to exceed four (4) bicycles, to be stored in undercover parking only.

COST OF RESERVED PARKING. If during the Lease Term, Lessee renews Lease for anything longer than a thirty-six (36) month term, Lessor will provide credit for all payment to date of reserved parking, and from that point onwards, two (2) reserved spaces will be available to Lessee free of charge.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009

E X H I B I T  K

Lessee’s Acknowledgment of Receipt of Broker’s Agency Disclosure

Approved by the Texas Real Estate Commission for Voluntary Use

Texas law requires all real estate licensees to give the following information about brokerage services to prospective buyers, tenants, sellers and landlords.

Information About Brokerage Services

Before working with a real estate broker, you should know that the duties of a broker depend on whom the broker represents. If you are as prospective seller or landlord (owner) or a prospective buyer or tenant (buyer), you should know that the broker who lists the property for sale or lease is the owner’s agent. A broker who acts as a subagent represents the owner in cooperation with the listing broker. A broker who acts as a buyer’s agent represents the buyer. A broker may act as an intermediary between the parties if the parties consent in writing. A broker can assist you in locating a property, preparing a contract or lease, or obtaining financing without representing you. A broker is obligated by law to treat you honestly.

IF THE BROKER REPRESENTS THE OWNER:

The broker becomes the owner’s agent by entering into an agreement with the owner, usually through a written listing agreement, or by agreeing to act as a subagent by accepting an offer of subagency from the listing broker. A subagent may work in a different real estate office. A listing broker or subagent can assist the buyer but does not represent the buyer and must place the interests of the owner first. The buyer should not tell the owner’s agent anything the buyer would not want the owner to know because an owner’s agent must disclose to the owner any material information known to the agent.

IF THE BROKER REPRESENTS THE BUYER:

The broker becomes the buyer’s agent by entering into an agreement to represent the buyer, usually through a written buyer representation agreement. A buyer’s agent can assist the owner but does not represent the owner and must place the interests of the buyer first. The owner should not tell a buyer’s agent anything the owner would not want the buyer to know because a buyer’s agent must disclose to the buyer any material information known to the agent.

IF THE BROKER ACTS AS AN INTERMEDIARY:

A broker may act as an intermediary between the parties if the broker complies with The Texas Real Estate License Act. The broker must obtain the written consent of each party to the transaction to act as an intermediary. The written consent must state who will pay the broker and, in conspicuous bold or underlined print, set forth the broker’s obligations as an intermediary. The broker is required to treat each party honestly and fairly and to comply with The Texas Real Estate License Act. A broker who acts as an intermediary in a transaction:

(1)    shall treat all parties honestly;

(2)    may not disclose that the owner will accept a price less than the asking price unless authorized in writing to do so by the owner;

(3)    may not disclose that the buyer will pay a price greater than the price submitted in a written offer unless authorized in writing to do so by the buyer; and

(4)    may not disclose any confidential information or any information that a party specifically instructs the broker in writing not to disclose unless authorized in writing to disclose the information or required to do so by The Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property.

With the parties’ consent, a broker acting as an intermediary between the parties may appoint a person who is licensed under The Texas Real Estate License Act and associated with the broker to communicate with and carry out instruction so one party and another person who is licensed under that Act and associated with the broker to communicate with an carry out instruction of the other party.

If you choose to have a broker represent you,

you should enter into a written agreement with the broker that clearly establishes the broker’s obligations and your obligations. The agreement should state how and by whom the broker will be paid. You have the right to choose the type of representation, if any, you wish to receive. Your payment of a fee to a broker does not necessarily establish that the broker represents you. If you have any questions regarding the duties and responsibilities of the broker, you should resolve those questions before proceeding.

Real estate licensee asks that you acknowledge receipt of this information about brokerage services for the licensee’s records.
Lessee Signature	Date

Texas Real Estate Brokers and Salesmen are licensed and regulated by the Texas Real Estate Commission (TREC). If you have a question or complaint regarding a real estate licensee, you should contact TREC at P.O. Box 12188, Austin, Texas 78711-2188 or 512-465-3960.

Building Name: StoneCliff	Lessee
Lessee’s Name: Pain Therapeutics, Inc.	Lessor
Rev: 03/2009